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                                                                       Exhibit 5


                                    June 13, 2005


FBO Air, Inc.
101 Hangar Road
Wilkes-Barre/Scranton International Airport
Avoca, PA 18641


Dear Sirs and Madams:

      We refer to the Registration Statement on Form SB-2 (the "Registration Statement") to be filed by FBO Air, Inc. (the "Company") under the Securities Act of 1933, as amended (the "Securities Act"), relating to an aggregate of 31,366,821 shares (the "Shares") of the Company's Common Stock, $.001 par value (the "Common Stock"), to be offered by the holders thereof named in the table under the caption "Selling Stockholders" in the Prospectus constituting Part I of the Registration Statement. Of the Shares, (1) the Company will issue an aggregate of 14,116,169 shares of the Common Stock upon the conversion of 846 outstanding shares of the Company's Series A Convertible Preferred Stock, $.001 par value (the "Series A Preferred Stock"); (2) the Company estimates that it will issue an aggregate of 3,797,118 shares of the Common Stock upon conversion of shares of the Series A Preferred Stock issued as dividends upon the shares of the Series A Preferred Stock; (3) the Company will issue an aggregate of 3,617,652 shares of the Common Stock upon the exercises of warrants sold to investors (the "Investor Warrants"), and warrants sold to co-investors (the "Co-Investors"), in the Company's two related private placements in March and April 2005; (4) the Company will issue an aggregate of 1,295,882 shares of the Common Stock upon the exercises of warrants issued as partial payment of a placement agent's fee in on of the two private placements (the "Placement Agent's Warrants"); (5) the Company issued an aggregate of 4,018,375 shares (the "Convertible Notes Shares") of the Common Stock upon the conversion of its Convertible Notes due April 15, 2009; and (6) the Company issued an aggregate of 4,521,625 shares (the "Merger Shares") of the Common Stock upon a reverse merger transaction.

      We have examined the Articles of Incorporation, as previously amended and as amended by the Certificate of Designations filed with the Secretary of State of the State of Nevada in February 2005, its bylaws, its minutes and other corporate proceedings and corporate records relating to the authorization and, where applicable, the
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FBO Air, Inc.
June 13, 2005
Page 2 of 2


issuance of the Convertible Note Shares, the Merger Shares, the shares of the Series A Preferred Stock, the Investor Warrants, the Co-Investor Warrants, the Placement Agent's Warrants and the shares of the Common Stock (the "Underlying Shares") issuable upon the conversion of shares of the Series A Preferred Stock and the exercises of the Investor Warrants, the Co-Investor Warrants and the Placement Agent's Warrants. We have also reviewed the Registration Statement in the form intended to be filed. In our opinion, we have made such an investigation and examination as we have deemed necessary for the purposes of expressing an informed opinion on the matters hereafter discussed.

      Based upon such examination and review, it is our opinion that:

      1. The Company is duly organized and validly existing under the laws of the State of Nevada.

      2. The Convertible Notes Shares and the Merger Shares are validly issued, fully paid and non-accessable.

      3. The Underlying Shares will be, upon the conversion of the shares of the Series A Preferred Stock, whether such shares were initially sold in the Company's two private placements or will be subsequently issued as dividends, and upon the exercises of the Investor Warrants, the Co-Investor Warrants and the Placement Agent's Warrants, when issued in accordance with their respective terms, validly issued, fully paid and non-assisiable.

      In addition, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions "Description of Securities" and "Interest of Named Experts and Counsel" included in the Prospectus.



                                          Very truly yours,

                                          /s/ Wachtel & Masyr, LLP